                                                                   EXHIBIT 10.36


                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                                      AMONG

                               THERMADYNE MFG. LLC

   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   AS BORROWER

                        THERMADYNE HOLDINGS CORPORATION,
                            THERMADYNE CAPITAL CORP.,
                          THERMADYNE INDUSTRIES, INC.,
                            VICTOR EQUIPMENT COMPANY,
                         THERMADYNE INTERNATIONAL CORP.,
                            THERMADYNE CYLINDER CO.,
                          THERMAL DYNAMICS CORPORATION
                            C&G SYSTEMS HOLDING, INC.
                              MECO HOLDING COMPANY
                              TWECO PRODUCTS, INC.
                                TAG REALTY, INC.,
                        VICTOR-COYNE INTERNATIONAL, INC.,
                            VICTOR GAS SYSTEMS, INC.,
                                 STOODY COMPANY,
                               THERMAL ARC, INC.,
                               C&G SYSTEMS, INC.,
                            MARISON CYLINDER COMPANY
                          WICHITA WAREHOUSE CORPORATION
                         COYNE NATURAL GAS SYSTEMS, INC.

                                       AND

                        MODERN ENGINEERING COMPANY, INC.

          EACH A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF
                              THE BANKRUPTCY CODE

                               AS U.S. GUARANTORS

                            THE LENDERS PARTY HERETO,

                                       AND

                               ABN AMRO BANK N.V.

                                    AS AGENT

                          DATED AS OF NOVEMBER 26, 2001

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                                TABLE OF CONTENTS


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SECTION 1.   DEFINITIONS..................................................................................2

         SECTION 1.01   Defined Terms.....................................................................2

         SECTION 1.02   Terms Generally..................................................................17

SECTION 2.   AMOUNT AND TERMS OF CREDIT..................................................................17

         SECTION 2.01   Commitment of the Lenders........................................................17

         SECTION 2.02   Borrowing Base...................................................................17

         SECTION 2.03   Letters of Credit................................................................18

         SECTION 2.04   Issuance.........................................................................19

         SECTION 2.05   Nature of Letter of Credit Obligations Absolute..................................19

         SECTION 2.06   Making of Loans..................................................................20

         SECTION 2.07   Repayment of Loans; Evidence of Debt.............................................21

         SECTION 2.08   Interest on Loans................................................................21

         SECTION 2.09   Default Interest.................................................................21

         SECTION 2.10   Optional Termination or Reduction of Commitment..................................22

         SECTION 2.11   Alternate Rate of Interest.......................................................22

         SECTION 2.12   Refinancing of Loans.............................................................22

         SECTION 2.13   Mandatory Prepayment; Commitment Termination; Cash Collateral....................23

         SECTION 2.14   Optional Prepayment of Loans; Reimbursement of Lenders...........................24

         SECTION 2.15   Reserve Requirements; Change in Circumstances....................................25

         SECTION 2.16   Change in Legality...............................................................27

         SECTION 2.17   Pro Rata Treatment, etc..........................................................27

         SECTION 2.18   Taxes............................................................................27

         SECTION 2.19   Certain Fees.....................................................................29

         SECTION 2.20   Commitment Fee...................................................................29

         SECTION 2.21   Letter of Credit Fees............................................................30

         SECTION 2.22   Nature of Fees...................................................................30

         SECTION 2.23   Priority and Liens...............................................................30

         SECTION 2.24   Right of Set-Off.................................................................31
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                                TABLE OF CONTENTS

                                  (CONTINUED)

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         SECTION 2.25   Security Interest in Letter of Credit Account....................................32

         SECTION 2.26   Payment of Obligations...........................................................32

         SECTION 2.27   No Discharge; Survival of Claims.................................................32

         SECTION 2.28   Use of Cash Collateral...........................................................32

SECTION 3.   REPRESENTATIONS AND WARRANTIES..............................................................32

         SECTION 3.01   Organization and Authority.......................................................32

         SECTION 3.02   Due Execution....................................................................33

         SECTION 3.03   Statements Made..................................................................33

         SECTION 3.04   Financial Statements.............................................................33

         SECTION 3.05   Ownership........................................................................34

         SECTION 3.06   Liens............................................................................34

         SECTION 3.07   Compliance with Law..............................................................34

         SECTION 3.08   Insurance........................................................................34

         SECTION 3.09   The Orders.......................................................................34

         SECTION 3.10   Use of Proceeds..................................................................35

         SECTION 3.11   Litigation.......................................................................35

         SECTION 3.12   Labor Controversies..............................................................35

         SECTION 3.13   ERISA............................................................................35

SECTION 4.   CONDITIONS OF LENDING.......................................................................35

         SECTION 4.01   Conditions Precedent to Initial Loans and Initial Letters of Credit..............35

         SECTION 4.02   Conditions Precedent to Each Loan and Each Letter of Credit......................38

SECTION 5.   AFFIRMATIVE COVENANTS.......................................................................39

         SECTION 5.01   Financial Statements, Reports, etc...............................................39

         SECTION 5.02   Corporate Existence..............................................................42

         SECTION 5.03   Insurance........................................................................42

         SECTION 5.04   Obligations and Taxes............................................................42

         SECTION 5.05   Notice of Event of Default, etc..................................................42

         SECTION 5.06   Access to Books and Records......................................................42
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                                TABLE OF CONTENTS

                                  (CONTINUED)

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         SECTION 5.07   Maintenance of Financial Statements..............................................43

         SECTION 5.08   Maintenance of Cash Management System............................................43

         SECTION 5.09   Audits...........................................................................43

SECTION 6.   NEGATIVE COVENANTS..........................................................................43

         SECTION 6.01   Liens............................................................................43

         SECTION 6.02   Merger, etc......................................................................43

         SECTION 6.03   Indebtedness.....................................................................43

         SECTION 6.04   Capital Expenditures.............................................................44

         SECTION 6.05   EBITDA...........................................................................45

         SECTION 6.06   Guarantees and Other Liabilities.................................................45

         SECTION 6.07   Chapter 11 Claims................................................................45

         SECTION 6.08   Dividends; Capital Stock.........................................................45

         SECTION 6.09   Transactions with Affiliates.....................................................46

         SECTION 6.10   Investments, Loans and Advances..................................................46

         SECTION 6.11   Disposition of Assets............................................................46

         SECTION 6.12   Nature of Business...............................................................47

         SECTION 6.13   Location of Assets...............................................................47

SECTION 7.   EVENTS OF DEFAULT...........................................................................47

         SECTION 7.01   Events of Default................................................................47

SECTION 8.   THE AGENT...................................................................................50

         SECTION 8.01   Administration by Agent..........................................................50

         SECTION 8.02   Advances and Payments............................................................50

         SECTION 8.03   Sharing of Setoffs...............................................................51

         SECTION 8.04   Agreement of Required Lenders/Super-Majority Lenders.............................51

         SECTION 8.05   Liability of Agent...............................................................51

         SECTION 8.06   Reimbursement and Indemnification................................................52

         SECTION 8.07   Rights of Agent..................................................................52

         SECTION 8.08   Independent Lenders..............................................................52

         SECTION 8.09   Notice of Transfer...............................................................52
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                                TABLE OF CONTENTS

                                  (CONTINUED)

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         SECTION 8.10   Successor Agent..................................................................52

SECTION 9.   GUARANTY....................................................................................53

         SECTION 9.01   Guaranty.........................................................................53

         SECTION 9.02   No Impairment of Guaranty........................................................54

         SECTION 9.03   Subrogation with Respect to Guaranty.............................................54

SECTION 10.  MISCELLANEOUS...............................................................................55

         SECTION 10.01  Notices..........................................................................55

         SECTION 10.02  Survival of Agreement, Representations and Warranties, etc.......................55

         SECTION 10.03  Successors and Assigns...........................................................55

         SECTION 10.04  Confidentiality..................................................................57

         SECTION 10.05  Expenses.........................................................................57

         SECTION 10.06  Indemnity........................................................................58

         SECTION 10.07  CHOICE OF LAW....................................................................58

         SECTION 10.08  No Waiver........................................................................58

         SECTION 10.09  Extension of Maturity............................................................58

         SECTION 10.10  Amendments, etc..................................................................59

         SECTION 10.11  Severability.....................................................................60

         SECTION 10.12  Headings.........................................................................60

         SECTION 10.13  Execution in Counterparts........................................................60

         SECTION 10.14  Prior Agreements.................................................................60

         SECTION 10.15  Further Assurances...............................................................60

         SECTION 10.16  WAIVER OF JURY TRIAL.............................................................60
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                                      -iv-

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of November 26, 2001

                  REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 26, 2001, among THERMADYNE MFG. LLC, a Delaware limited liability company (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, THERMADYNE HOLDINGS CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent"), THERMADYNE CAPITAL CORP., a Delaware corporation, THERMADYNE INDUSTRIES, INC., a Delaware corporation, VICTOR EQUIPMENT COMPANY, a Delaware corporation, THERMADYNE INTERNATIONAL CORP., a Delaware corporation, THERMADYNE CYLINDER CO., a California corporation, THERMAL DYNAMICS CORPORATION, a Delaware corporation, C&G SYSTEMS HOLDING, INC., a Delaware corporation, MECO HOLDING COMPANY, a Delaware corporation, TWECO PRODUCTS, INC., a Delaware corporation, TAG REALTY, INC., a Texas corporation, VICTOR-COYNE INTERNATIONAL, INC., a Delaware corporation, VICTOR GAS SYSTEMS, INC., a Delaware corporation, STOODY COMPANY, a Delaware corporation, THERMAL ARC, INC., a Delaware corporation, C&G SYSTEMS, INC., an Illinois corporation, MARISON CYLINDER COMPANY, a Delaware corporation, WICHITA WAREHOUSE CORPORATION, a Kansas corporation, COYNE NATURAL GAS SYSTEMS, INC., a Missouri corporation, and MODERN ENGINEERING COMPANY, INC., a Missouri corporation (each, a "U.S. Guarantor" and collectively, the "U.S. Guarantors" and together with the Borrower, the "Debtors"), each of which is a debtor and debtor-in-possession in a case pending in the Bankruptcy Court (as hereinafter defined) under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the U.S. Guarantors, each a "Case" and collectively, the "Cases"), each of the other financial institutions from time to time party hereto (the "Lenders") and ABN AMRO BANK N.V. ("ABN AMRO"), as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders.

                             INTRODUCTORY STATEMENT

                  On November 19, 2001, the Borrower and the U.S. Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  Subject to the provisions of the Bankruptcy Code, the Borrower has applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $60,000,000, all of the Borrower's obligations under which are to be guaranteed by the U.S. Guarantors. All of such obligations of the Borrower will be further guaranteed by each Non-Debtor Guarantor, but only up to the sum of (i) the outstanding amount of all intercompany loans or other amounts received by any such Non-Debtor Guarantor from the Borrower or any U.S. Guarantor and funded with the proceeds of borrowing(s) by the Borrower or any U.S. Guarantor under such credit facility or the Borrower's or any U.S. Guarantor's use of Cash Collateral (as defined below), plus (ii) the stated amount of all outstanding letters of credit issued to support the operations of such Non-Debtor Guarantor.

                  The proceeds of the Loans will be used for working capital and other general corporate purposes of the Debtors and for working capital purposes of the Non-Debtor Guarantors subject to, and in accordance with, the terms of this Agreement.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

         SECTION 1.01 DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABN AMRO" shall have the meaning set forth in the Introduction.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Account" means, as to any Person, all of the "accounts" (as that term is defined in Section 9-102(a)(2) of the Uniform Commercial Code as in effect in the State of New York) of such Person whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from all of such Person's sales of goods or rendering of services or licensing or subleasing of any of such Person's material patents, patent applications, trademark registrations, trademark applications, servicemark registrations, servicemark applications, tradenames, copyright registrations, trade secrets and know how; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by such Person with respect to any such accounts receivable or any account debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

                  "Additional Credit" shall have the meaning given such term in
Section 4.02(d) hereof.

                  "Adequate Protection Obligations" shall have the meaning given such term in Section 4.01(b).

                  "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Affected Eurodollar Loan" shall have the meaning set forth in
Section 2.14(b) hereof.

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

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                  "Agreement" shall mean this Revolving Credit and Guaranty
Agreement, as the same may from time to time be further amended, modified or supplemented.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Base CD Rate in effect on such day plus 1% and (iii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (i) the quotient of (x) the Three-Month Secondary CD Rate divided by (y) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (ii) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause
(ii) or (iii), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance agreement entered into by a Lender and a permitted assignee, and accepted by the Agent, substantially in the form of Exhibit C.

                  "Avoidance Action" shall mean any action under Sections 541, 542, 543, 544, 545, 547, 548, 549, 550 and 553 of, or any other avoidance actions under, the Bankruptcy Code.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Missouri or any other court having jurisdiction over the Cases from time to time.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

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                  "Board of Directors" shall mean the board of directors or
other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "Borrower" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.06 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Base" means an amount equal to the sum (without any double counting) of (i) 85% of the Eligible Accounts Receivable, (ii) 50% of the Eligible Inventory, and (iii) the lesser of 72% of the agreed upon value of the Eligible Property and $18,500,000.

                  "Borrowing Base Certificate" shall mean a certificate satisfactory in form and substance to the Agent, executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that the principal portion of all rent payable under all Capitalized Leases entered into on or after the Closing Date which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, up to the amount of insurance proceeds received by the Agent on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Carve-Out" shall have the meaning set forth in Section
2.23(a).

                  "Cash Collateral" shall have the meaning set forth in Section 363(a) of the Bankruptcy Code.

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                  "Cases" shall have the meaning set forth in the Introduction.

                  "Change of Control" shall mean the occurrence of any of the following events: (i) the acquisition of ownership directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) of shares representing a majority of the outstanding Voting Stock of the Parent; or (ii) individuals who constituted the Board of Directors of the Parent on the Filing Date shall cease for any reason to constitute a majority of the members of the Board of Directors of the Parent still in office; or (iii) the Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of the capital stock of the Borrower.

                  "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 10 days following such entry.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the Collateral under the Security and Pledge Agreement.

                  "Commitment" shall mean, with respect to each Lender, the commitment of each Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

                  "Commitment Fee" shall have the meaning set forth in Section 2.20.

                  "Commitment Letter" shall mean that certain Commitment Letter dated November 19, 2001, between the Agent, the Lenders and the Borrower, as same may be amended, modified or supplemented.

                  "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the date that all of the conditions precedent to the effectiveness of the Reorganization Plan have been satisfied or waived) of a Reorganization Plan of the Borrower or any of the U.S. Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

                  "Debtors" shall have the meaning set forth in the Introduction.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, the consolidated net income or loss of the Borrower and its Subsidiaries for such period plus, without duplication, the amount deducted in determining net income or loss for such period representing: (a) net periodic post retirement benefits, (b) depreciation and amortization, (c) income taxes (whether paid or deferred), (d) interest expense (including commitment and letter of credit fees) and deferred financing costs, (e) any net loss realized in connection with any sale, lease, conveyance or other disposition of any asset, (f) any extraordinary loss or the non-cash portion of non-recurring expenses, (g) restructuring expenses related to, arising out of or in

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connection with the Cases, and (h) any non-recurring employee severance expense and non-recurring cash expenses related to plant reorganizations, not to exceed $5,000,000 in the aggregate; minus, without duplication, the amount included in determining net income or loss for such period representing any extraordinary gain, all as determined on a consolidated basis with respect to the Borrower and its Subsidiaries in accordance with GAAP.

                  "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts of the Eligible Entities included in clause (i) of the definition of Account hereunder (excluding any Unbilled Accounts and any Accounts set forth in clauses (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

                  (a) an Eligible Entity does not have legal and valid title to the Account; or

                  (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

                  (c) the Account arises out of a sale made by a Debtor to an Affiliate or employee of such Debtor; or

                  (d) the Account is unpaid more than 90 days after the original invoice date or is unpaid more than 60 days after the original payment date; or

                  (e) the account debtor for such Account has commenced a voluntary case or proceeding under applicable bankruptcy or insolvency laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case or proceeding under applicable bankruptcy or insolvency laws, as now constituted or hereafter amended, or if any other petition or other application for relief under applicable bankruptcy or insolvency laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (f) the Agent does not have a valid and perfected first priority security interest in such Account;

                  (g) the sale to the account debtor for such Account is on a consignment, sale on approval, bill-and-hold guaranteed sale or sale-and-return basis or pursuant to any written agreement providing for repurchase or return; or

                  (h) the Agent determines in good faith that (i) collection of the account is insecure or (ii) such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (h) shall not become ineligible until the Agent shall have given Debtors three Business Days' advance notice of such determination; or

                  (i) except with respect to Accounts generated from projects on which a progress, percentage of completion or similar accounting or payment method is used, the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by a Debtor or the Account otherwise does not represent a final sale; or

                  (j) such Account is not payable in Dollars and the account debtor for such Account is located outside the United States or Puerto Rico, unless such Account is supported by a letter of credit satisfactory to the Agent; or

                  (k) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as a Debtor requests and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount of the Accounts to be approved exceeds $1,000,000 at any one time, the approval of the Required Lenders has been obtained in writing).

                  "Eligible Assignee" shall mean (i) a commercial bank; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated in this Agreement and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution or investment fund reasonably satisfactory to the Borrower (provided no Event of Default has occurred) and the Agent.

                  "Eligible Entities" shall mean each of Victor Equipment Company, TWECO Products, Inc., Thermal Dynamics Corporation, Thermal Arc, Inc., C&G Systems, Inc. and Stoody Company.

                  "Eligible Inventory" means, as at any applicable date of determination, (A) the gross amount of all Inventory of the Eligible Entities excluding Work in Process Inventory (provided, however, that the foregoing exclusion shall not apply to Work in Process Inventory of Victor Equipment Company constituting either purchased parts or manufactured parts), valued at the lower of cost (on a FIFO basis) or market on a basis consistent with GAAP and the Borrower's current and historical accounting practices, which (i) is owned solely by an Eligible Entity and with respect to which such Eligible Entity has good, valid and marketable (or indefeasible) title; (ii) is located in the United States and stored on property owned or leased by an Eligible Entity or on property owned or leased by a warehouseman that has contracted with an Eligible Entity to store Inventory on such warehouseman's property; (iii) is subject to a valid, enforceable and first priority Lien in favor of the Agent; and (iv) is not damaged, defective, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained herein; less (B) (i) the aggregate amount of any goods returned or rejected by the Eligible Entities' customers and goods in transit to third parties (other than to the Eligible Entities' agents or warehousemen that comply with clause (A)(ii)(b) above which are not resaleable), (ii) the aggregate amount of any goods in transit between an Eligible Entity and an Affiliate of an Eligible Entity and (iii) the aggregate amount of Inventory consisting of consigned goods. In addition to the foregoing, Eligible Inventory shall include such items of the Eligible Entities' Inventory as the Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount of Inventory to be approved exceeds $500,000 at any one time, the prior written approval of the Supermajority Lenders has been obtained).

                  "Eligible Property" shall mean, as at any applicable date of determination, plants, buildings, furniture, fixtures and equipment owned by the Eligible Entities which meet the following requirements:

                  (1) an Eligible Entity is the lawful owner of such plants, buildings, furniture, fixtures or equipment, free and clear of all security interests (other than Liens securing the Pre-Petition Obligations and Liens securing the Obligations), and such ownership is protected against all persons and entities whatsoever;

                  (2) such plants, buildings, furniture, fixtures or equipment are in good condition, repair and working order and are insured in accordance with Section 5.03;

                  (3) the Agent is the holder of a first priority security interest for the benefit of the Lenders in the ownership interest of the Eligible Entities therein; and

                  (4) it is otherwise satisfactory to the Agent.

                  Plants, buildings, furniture, fixtures or equipment which at any time are Eligible Property, but which subsequently fail to meet any of the foregoing requirements, shall forthwith cease to be Eligible Property.

                  "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the applicable regulations promulgated and rulings issued thereunder.

                  "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "Excluded Stock" shall mean 35% of the capital stock, membership interests or other ownership interests in each direct Foreign Subsidiary of the Borrower or a U.S. Guarantor.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

                  "Filing Date" shall mean November 19, 2001.

                  "Final Order" shall have the meaning given such term in
Section 4.02(d).

                  "Financial Officer" shall mean the Chief Financial Officer, Vice President Finance, Vice President/Operations Controller, Corporate Controller or Treasurer of the Borrower.

                  "Foreign Guaranty and Security Agreements" shall mean a guaranty and a security agreement duly executed by a Foreign Subsidiary, which shall be (i) limited to the extent provided in Section 6.10(v) hereof, (ii) substantially similar in all material respects to the guarantee provided by the U.S. Guarantors hereunder, except for distinctions required by applicable local law, and (iii) otherwise in form and substance satisfactory in all respects to the Agent. Such Foreign Guaranty and Security Agreement shall be delivered to the Agent with sufficient originally executed copies for each Lender and its counsel.

                  "Foreign Subsidiaries" shall mean the Subsidiaries of the Borrower listed on Schedule 1 hereto.

                  "Fronting Bank" shall mean ABN AMRO, in its capacity as an issuer of a Letter of Credit hereunder, or such other Lender (which other Lender shall be reasonably satisfactory to the Borrower) as may agree with ABN AMRO to act in such capacity.

                  "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or a foreign country.

                  "Grid Note" shall mean a promissory note executed by a Foreign Subsidiary and issued to the Borrower or other Debtor, as applicable, evidencing the several obligation of such Foreign Subsidiary in its capacity as Non-Debtor Guarantor to repay the Borrower or other Debtor all sums advanced to, or invested in, such Foreign Subsidiary in accordance with Section 6.10(v). Such Grid Note shall be in form and substance satisfactory to the Agent in all respects. A copy of such Grid Note shall be delivered promptly to the Agent and the Lenders.

                  "Guarantor" shall mean, collectively, the U.S. Guarantors and the Non-Debtor Guarantors.

                  "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, and all obligations of such person under all synthetic leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that the amount of such Indebtedness of any Person described in this clause (viii) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Indebtedness and (2) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

                  "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "Interim Order" shall have the meaning given such term in
Section 4.01(b).

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

                  "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one month thereafter; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

                  "International Operations" shall mean the operations of the Debtors and their Subsidiaries outside of the United States.

                  "Inventory" means, as to any Person, all inventory of such Person wherever located, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of such Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by any such Person.

                  "Investments" shall have the meaning given such term in
Section 6.10.

                  "Lenders" shall have the meaning set forth in the Introduction.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Debtors or any of the Non-Debtor Guarantors, including, subject to Section 6.10, standby letters of credit in connection with customer advance and progress payments, surety bonds and performance and bid requirements of the Debtors and the Non-Debtor Guarantors, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the Borrower with and under the sole and exclusive control of the Agent designated as the "The Thermadyne Mfg. LLC Letter of Credit Account" that shall be used solely for the purposes set forth in Section 2.03(b), Section 2.13 and
Section 7.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

                  "Lien" shall mean any mortgage, pledge, assignment, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning given such term in Section 2.01.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, the Foreign Guaranty and Security Agreements and any other instrument or agreement executed and delivered in connection herewith, each as amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder; provided, that a Material Adverse Effect shall not be deemed to have occurred solely on account of those events which customarily occur leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code.

                  "Maturity Date" shall mean November 21, 2002.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Net Cash Proceeds" shall mean, in respect of the sale or other disposition of property or other assets, the cash proceeds of such sale (or other disposition) after the payment of or reservation for amounts that are directly related to (or the need for which arises as a result of) the transaction of sale (or other disposition) including, but not limited to, related severance costs, taxes payable or to be paid, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (or such other disposition) and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on the assets held by the Agent on behalf of the Lenders.

                  "Non-Debtor Guarantors" shall mean those Foreign Subsidiaries that have delivered to the Agent a duly executed Foreign Guaranty and Security Agreement, Reimbursement Agreement and Grid Note pursuant to Section 6.10 hereof.

                  "Obligations" shall mean (i) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (ii) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under the Loan Documents.

                  "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

                  "Other Taxes" shall have the meaning given such term in
Section 2.18(b).

                  "Parent" shall have the meaning set forth in the Introduction.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or its successor or of at least "A-2" or the equivalent thereof from Moody's Investors Service, Inc. or its successor;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Debtors maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Group or its successor or at least "A-2" or the equivalent thereof from Moody's Investors Service, Inc. or its successor;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or its successor or of at least "A-2" or the equivalent thereof from Moody's Investors Service, Inc. or its successor;

                  (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

                  (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) above; and

                  (g) to the extent owned by the Parent on the Filing Date, investments owned by the Parent in the capital stock of the Borrower and any direct or indirect Subsidiary of the Borrower.

                  "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business for claims not yet payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that the aggregate amount of such deposits to secure the performance of tenders, bids, leases or contracts (other than for repayment of Indebtedness) shall not exceed $1,000,000 at any one time; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iii) solely for the purpose of financing the acquisition of such property;
(vi) Liens not otherwise permitted by the foregoing clauses (i) through (v) granted to Persons (which are not Affiliates of the Borrower) to secure the obligations of the Borrower or any of the U.S. Guarantors under any contract pursuant to which such Person receiving the Lien has or will be making progress payments to the Borrower or any of the U.S. Guarantors provided, that the aggregate fair market value of assets subject to Liens permitted by this subsection (vi) may not exceed $1,000,000 at any time; and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority or political subdivision thereof.

                  "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

                  "Plan Term Sheet" shall mean the term sheet attached to the Commitment Letter as Exhibit B.

                  "Prepayment Date" shall mean 30 days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such 30-day period.

                  "Pre-Petition Agent" shall mean ABN AMRO Bank N.V. as administrative agent and collateral agent for the Pre-Petition Lenders.

                  "Pre-Petition Agreement" shall mean that certain Credit Agreement dated as of May 22, 1998 among the Parent, the Borrower, certain of the Non-Debtor Guarantors, the Pre-Petition Agent and the Pre-Petition Lenders, as amended, supplemented or otherwise modified from time to time, and includes all of the agreements granting security interests and Liens in property and assets of the Borrower, the Parent and the Guarantors to the Pre-Petition Lenders, including without limitation, the security agreements, mortgages, leasehold mortgages, pledge agreements and guaranty agreements listed on
Schedule 1.1 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower, the Parent and certain of the Non-Debtor Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

                  "Pre-Petition Collateral" shall mean all of the collateral in which the Borrower and the other parties to the Pre-Petition Agreement granted Liens pursuant to the Pre-Petition Agreement to secure the obligations under the Pre-Petition Agreement to the extent such Liens are valid, perfected and nonavoidable on the Filing Date.

                  "Pre-Petition Lenders" shall mean, collectively, those certain lenders under the Pre-Petition Agreement, together with any successors or assigns thereof.

                  "Pre-Petition Obligations" shall mean all obligations owing to the Pre-Petition Lenders under the Pre-Petition Agreement including, without limitation, all obligations owing under any and all hedge agreements entered into in connection with the Pre-Petition Agreement.

                  "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Debtors.

                  "rate" shall mean the Adjusted LIBOR rate and the Alternate Base Rate.

                  "Register" shall have the meaning set forth in Section
10.03(d).

                  "Reimbursement Agreement" shall mean a Reimbursement Agreement evidencing the agreement by each Non-Debtor Guarantor to reimburse the Borrower or any Debtor for any loans, advances or investments, or support given for such Non-Debtor Guarantor's obligations, including without limitation, Letters of Credit issued for the benefit of such Non-Debtor Guarantor, or in support of its obligations or operations, in accordance with Section 6.10. Such Reimbursement Agreement shall be in form and substance satisfactory to the Agent in all respects and a copy thereof shall be distributed promptly to the Agent and all Lenders.

                  "Related Guaranty" shall have the meaning given to such term in Section 9.01(i).

                  "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

                  "Required Lenders" shall mean, at any time, Lenders holding Loans representing more than 50% of the aggregate amount of all outstanding Loans; provided that if no Loans are then outstanding, such term shall mean Lenders having or holding Commitments representing more than 50% of the Total Commitment. Notwithstanding anything to the contrary set forth herein, if a Lender, or any one or more affiliated Lenders or Lenders having the same investment advisor or manager, shall hold, or collectively hold, sufficient Loans or Commitments, as the case may be, to constitute "Required Lenders", then such Lender (or affiliated Lenders or Lenders having the same investment advisor or manager) shall not constitute "Required Lenders" without the affirmative vote or consent of at least one other Lender which is both unaffiliated and does not have the same investment advisor or manager.

                  "Requisite Pre-Petition Lenders" shall mean, at any time, Pre-Petition Lenders comprising more than one-half in number of all Pre-Petition Lenders and holding loans representing at least 66-[K]% of all Pre-Petition Obligations.

                  "Security and Pledge Agreement" shall have the meaning set forth in Section 4.01(e).

                  "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Super-Majority Lenders" shall have the meaning given such term in Section 10.10(b).

                  "Superpriority Claim" shall mean a claim against the Borrower and any U.S. Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Taxes" shall have the meaning given such term in Section
2.18.

                  "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date or (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a Material Adverse Effect, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC), excluding from this clause (v) events which would not be reasonably likely (as reasonably determined by the Agent) to have a Material Adverse Effect.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

                  "Transferee" shall have the meaning given such term in Section 2.18(a).

                  "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

                  "Unbilled Accounts" means accounts for goods shipped or goods subject to a progress, percentage of completion or similar accounting or payment method, which accounts are unbilled.

                  "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

                  "U.S. Guarantor" shall have the meaning set forth in the Introduction.

                  "Voting Stock" of any Person shall mean the capital stock or equivalent interests of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person (irrespective of whether at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "Work in Process Inventory" shall mean Eligible Inventory that is neither raw materials nor first-quality finished goods.

         SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

SECTION 2. AMOUNT AND TERMS OF CREDIT

         SECTION 2.01 COMMITMENT OF THE LENDERS.

                  (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed at any one time, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment then in effect, and
(ii) the Borrowing Base then in effect.

                  (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.02 BORROWING BASE. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit

Outstandings shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.03 LETTERS OF CREDIT.

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower, one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $15,000,000, (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the lesser of the Borrowing Base or the Total Commitment or (iii) the aggregate Letter of Credit Outstandings in respect of the obligations or operations of Non-Debtor Guarantors, when added to the amount of advances and investments made by the Borrower to or in the Non-Debtor Guarantors after the Filing Date (other than advances or investments of the type set forth in clause (iv) of Section 6.10 hereof), would exceed $5,000,000, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met and provided further that no Letter of Credit shall be issued for use in support of an obligation of a Non-Debtor Guarantor unless such Non-Debtor Guarantor shall have executed and delivered a Foreign Guaranty and Security Agreement and a Reimbursement Agreement in form and substance satisfactory to the Agent.

                  (b) No Letter of Credit shall expire later than the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to 105% of the then aggregate undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then aggregate undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

                  (c) The Borrower shall pay to each Fronting Bank, the fees and charges as are specifically provided for in Section 2.21 hereof.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.25% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 2.25% (computed on the basis of the actual number of days elapsed over a year of 360 days); it being understood that no interest shall be payable with respect to drawings that are reimbursed by the close of business on the date of draw. The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.28.

                  (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

                  (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section 2.03, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

         SECTION 2.04 ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including facsimile or electronic mail) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.05 NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.06 MAKING OF LOANS.

                  (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $500,000 in the case of Eurodollar Loans and $100,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and not later than 12:00 noon, New York City time, on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 10 East 53rd Street, New York, New York 10022, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $500,000 (or any lesser amount not below $100,000) in an aggregate at any one time, the Lenders shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 12:00 noon, New York City time.

         SECTION 2.07 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower and such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.08 INTEREST ON LOANS.

                  (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 2.25%.

                  (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

                  (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.09 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 5.5% and (y) in the case of all other amounts, the Alternate Base Rate plus 4.25%.

         SECTION 2.10 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently and irrevocably terminate, or from time to time in part permanently and irrevocably reduce, the Total Commitment to an amount not less than the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Lender.

         SECTION 2.11 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12 REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $100,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $500,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.13 MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL.

                  (a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base then in effect, the Borrower will within three Business Days prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the lesser of the Total Commitment and Borrowing Base then in effect. If, after giving effect to the prepayment in full of the aggregate of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the lesser of the Total Commitment and the Borrowing Base then in effect, the Borrower will within three Business Days deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the lesser of the Total Commitment and the Borrowing Base then in effect.

                  (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with
Section 2.03(b).

                  (c) Simultaneously with the sale or other disposition outside the ordinary course of business of all or any portion of the property, assets or capital stock of any Debtor, the Borrower shall apply the Net Cash Proceeds derived from such sale or other disposition (to the extent such Net Cash Proceeds are not required to be applied in permanent repayment of the Pre-Petition Obligations as set forth in Section 4.01(b)(v)(D) hereof) to prepay the Loans and cash collateralize the Letters of Credit outstanding hereunder. Concurrently with the application of Net Cash Proceeds as provided in the immediately preceding sentence (except with respect to the Net Cash Proceeds required to be applied in permanent repayment of the Pre-Petition Obligations as set forth in Section 4.01(b)(v)(D) hereof) there shall be a permanent irrevocable dollar for dollar reduction of the amount of the Total Commitment. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the

Commitment of each Lender. Any balance remaining after the prepayment made pursuant to this subsection (c) shall be applied as provided in the Orders.

                  (d) Simultaneously with the sale or other disposition, outside the ordinary course of business, of all or any portion of the property, assets or capital stock of any Foreign Subsidiary, the Borrower shall apply the Net Cash Proceeds derived from such sale or other disposition first to the permanent repayment of the Pre-Petition Obligations as set forth in Section 4.01(b)(v)(D) hereof, and second to prepay the Loans and cash collateralize the Letters of Credit outstanding hereunder; provided, however, that if such Foreign Subsidiary is a Non-Debtor Guarantor, the Borrower shall apply such Net Cash Proceeds first to prepay any Borrowings under the Agreement that have been loaned or otherwise paid over to such Non-Debtor Guarantor by the Borrower or any other Debtor and to cash collateralize any Letters of Credit outstanding hereunder that support the obligations or operations of such Non-Debtor Guarantor, second to the permanent repayment of the Pre-Petition Obligations as set forth in Section 4.01(b)(v)(D) hereof, and third to prepay the Loans and cash collateralize the Letters of Credit outstanding hereunder. Concurrently with the application of Net Cash Proceeds as provided in the immediately preceding sentence there shall be a permanent and irrevocable dollar for dollar reduction in the amount of the Total Commitment; provided, however, that (i) any Net Cash Proceeds applied to the permanent repayment of the Pre-Petition Obligations as set forth in Section 4.01(b)(v)(D) hereof and (ii) the first $5,000,000 of Net Cash Proceeds generated by the sale or other disposition, outside the ordinary course of business, of all or any portion of the property, assets or capital stock of any Foreign Subsidiary shall not reduce the amount of the Total Commitment. Any balance remaining after the prepayment made pursuant to this subsection (d) shall be applied as provided in the Orders.

                  (e) Upon receipt of any proceeds of casualty insurance, the Agent shall apply such proceeds in reduction of the outstanding Loans and cash collateralize the Letters of Credit outstanding hereunder. No prepayments made under this subsection (e) shall reduce the amount of the Total Commitment.

         SECTION 2.14 OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written notice (including without limitation via facsimile) to the Agent and (y) with respect to ABR Loans on the same Business Day if written notice (including without limitation, facsimile) is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written notice (including without limitation, facsimile) to the Agent; provided, however, that
(i) each such partial prepayment shall be in multiples of $100,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $500,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Lender on demand (which demand shall be in writing and shall set forth the basis for requesting such amounts) for any actual loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under
Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender. Notwithstanding the foregoing provisions of this
Section 2.14(b), if at any time the mandatory prepayment of any Loan pursuant to
Section 2.13 would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring costs as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid hereunder, then the Borrower may, in its sole discretion, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Agent (which amount must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as a security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, with such cash collateral, to be directly applied upon the first occurrence or occurrences thereafter of the last day of an Interest Period applicable to the relevant Affected Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower) to repay an aggregate principal amount of such Loan equal to the affected Eurodollar Loans not initially repaid pursuant to this sentence.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand (which demand shall be in writing and shall set forth the basis for requesting such amounts) by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (d) Any partial prepayment of the Loans by the Borrower pursuant to Section 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section
2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined in good faith that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16 CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17 PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or any Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18 TAXES.

                  (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection
(c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, on or prior to the Closing Date (in the case of each Lender that is listed on the signature pages hereof) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender) deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including an original copy of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee) or the Agent is an "exempt recipient" as defined in Treasury Regulations Section 1.6049-4 for which no withholding is required) and (B) Internal Revenue Service Form W8BEN certifying as to the Lender's (or Transferee's) entitlement to treaty benefits or Form W8ECI and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1, 1.1441-4 or, 1.1441-6 or Sections 871(h) or 881(c) of the
Code, or any subsequent version thereof or successors thereto, in each case properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States, (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty or (iii) totally exempt from United States Federal withholding tax under the portfolio interest exception. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsections (a) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of subsection (f) above.

                  (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

         SECTION 2.19 CERTAIN FEES. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in that certain letter dated November 19, 2001, between the Agent, the Lenders parties thereto and the Borrower at the times and in the manner set forth therein.

         SECTION 2.20 COMMITMENT FEE. The Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three-quarters of one percent (3/4 of 1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.21 LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three and one half percent (3 1/2%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's fees for issuance, amendments and processing of the Letters of Credit issued by such Fronting Bank and customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.22 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter described in Section
2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23 PRIORITY AND LIENS.

                  (a) The Debtors hereby covenant, represent and warrant that, upon entry of the Interim Order, the Obligations of the Debtors hereunder and under the Loan Documents, including without limitation, all obligations arising in connection with the cash management services provided by Bank One, N.A. and in respect of overdrafts referred to in Section 6.03(v) hereof, (i) pursuant to
Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code (which claim shall be payable from and have recourse to all pre- and post-petition property of the Debtors including, without limitation, all proceeds, dividends, distributions or other amounts received or realized in respect of (x) the Excluded Stock and (y) any amounts that are recovered or otherwise received by any of the Debtors in respect of the Avoidance Actions);
(ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered pre- and post-petition property of the Debtors, other than the Excluded Stock and Avoidance Actions, wherever located, including, without limitation, all such unencumbered property located in Mexico, and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all pre- and post-petition property of the Debtors (other than the property that is subject to the existing Liens in favor of the Pre-Petition Agent and the Pre-Petition Lenders that presently secure the Pre-Petition Obligations) that is subject to (A) valid and perfected Liens in existence on the Filing Date, (B) valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by
Section 546(b) of the Bankruptcy Code (but only to the extent that the Agent and the Required Lenders shall have agreed with the Debtors as to the amount secured by such Liens and the extent of the property encumbered thereby), or (C) Permitted Liens, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all property of the Debtors (including without limitation, inventory, accounts receivable, equipment, machinery, intellectual property, general intangibles, real property, capital stock of all direct or indirect Subsidiaries of the Parent and the Borrower and membership interests in limited liability companies and the proceeds thereof) that is subject to existing Liens that presently secure the Pre-Petition Obligations (but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) which senior priming liens shall also prime any Liens granted after the Filing Date to provide adequate protection in respect of the Pre-Petition Agreement; subject, in each case, only to (x), to the extent approved and allowed by the Court, in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of accrued and unpaid professional fees and disbursements incurred by the Debtors and any statutory committees appointed in the Cases due and owing as of the date of such Event of Default or the date the event occurred that would constitute an Event of Default (whether allowed as of such date or subsequently thereto), plus $2,000,000 and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Bankruptcy Court ((x) and (y) collectively, the "Carve-Out"), provided that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out, and provided, further, that, except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Debtors owing to the Pre-Petition Lenders, to the collateral securing such indebtedness, or to the perfection, priority or validity of the Liens granted in favor of the Pre-Petition Lenders with respect thereto or to any other claims of the Pre-Petition Lenders against any one or more of the Debtors. The Lenders agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. Section 330 and 11 U.S.C. Section 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

                  (b) As to all real property, if any, the title to which is held by the Borrower or any of the other Debtors, or the possession of which is held by the Borrower or any of the other Debtors pursuant to leasehold interest, and which secures the obligations under the Pre-Petition Agreement, the Borrower and each of the other Debtors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrower and such other Debtor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such other Debtor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each other Debtor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Lenders in all of such real property and leasehold instruments, if any, shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each of the other Debtors further agrees that, upon the request of the Agent, the Borrower and such other Debtor shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

         SECTION 2.24 RIGHT OF SET-OFF. Subject to the provisions of Section
7.01 (including, without limitation, the notice provisions contained therein), upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of the Borrower or any U.S. Guarantor against any and all of the obligations of such Borrower or U.S. Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Borrower and any applicable U.S. Guarantors after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such

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set-off and application. The rights of each Lender and the Agent under this
Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.25 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code and as described in Section 2.23(a)(ii) hereof, the Borrower hereby assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grants to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to
Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.26 PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.27 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the U.S. Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         SECTION 2.28 USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the Interim Order and (ii) to request a Borrowing under Section 2.06 unless the Debtors shall at that time have the use of all Cash Collateral subject to the Orders and shall have used all cash and Cash Collateral (other than (x) cash balances of the Debtors not exceeding $1,000,000 in the aggregate and (y) cash balances of the Foreign Subsidiaries not exceeding $6,000,000 (or the equivalent thereof in local currency) in the aggregate) and Net Cash Proceeds (other than the first $10,000,000 of Net Cash Proceeds, which shall be applied as provided in Section 4.01(b)(v)(D) hereof) for the purposes described in Section 3.10.

SECTION 3. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the U.S. Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrower and the U.S. Guarantors (i) is an organization duly organized or formed and validly existing under the laws of the state of its organization or formation and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite organizational power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.02 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) the execution, delivery and performance by each of the Borrower and the U.S. Guarantors of each of the Loan Documents to which it is a party are within the respective organizational powers of each of the Borrower and the U.S. Guarantors, have been duly authorized by all necessary organizational action including the consent of shareholders where required, and do not (A) contravene the charter, by-laws or operating agreement of any of the Borrower or the U.S. Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the U.S. Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the U.S. Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the U.S. Guarantors is or will be a party, when delivered hereunder or thereunder, will be, upon and after the entry of Interim Order, a legal, valid and binding obligation of the Borrower and each U.S. Guarantor, as the case may be, enforceable against the Borrower and the U.S. Guarantors, as the case may be, in accordance with its terms and the Orders.

         SECTION 3.03 STATEMENTS MADE. The information that has been delivered in writing by the Borrower, any of the U.S. Guarantors or any of the Foreign Subsidiaries to the Agent, the Lenders or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which made; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower, such U.S. Guarantor or such Foreign Subsidiary to be reasonable at the time such projections were furnished.

         SECTION 3.04 FINANCIAL STATEMENTS. The Borrower has furnished the Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended December 31, 2000 and (ii) the unaudited consolidated financial statement and schedules of the Borrower for the fiscal quarter ended June 30, 2001. Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the six-month period ended June 30, 2001 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code.

         SECTION 3.05 OWNERSHIP. The Borrower is a direct wholly-owned Subsidiary of the Parent and the Parent owns no other Subsidiaries, whether directly or indirectly, other than the Borrower and other than as listed on
Schedule 3.05. Each of the Persons listed on Schedule 3.05 is a direct or indirect Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on
Schedule 3.05.

         SECTION 3.06 LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the U.S. Guarantors other than: (i) Liens granted pursuant to the Pre-Petition Agreement; (ii) Permitted Liens; (iii) Liens permitted pursuant to Section 6.01(ii); and (iv) Liens in favor of the Agent and the Lenders. Neither the Borrower nor any of the U.S. Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any of the U.S. Guarantors or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Lenders as provided for in this Agreement.

         SECTION 3.07 COMPLIANCE WITH LAW.

                  (a) Except as set forth in Schedule 3.07 and except for such noncompliance, investigations, or releases or contingent liability that could not reasonably be expected to have a Material Adverse Effect, (i) to the Borrower's and each of the U.S. Guarantor's knowledge, the operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.) (collectively, "Environmental Laws"); (ii) to the Borrower's and each of the U.S. Guarantors knowledge, none of the operations of the Borrower or any of the U.S. Guarantors is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any of its Subsidiaries is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the U.S. Guarantors knowledge, the Borrower and the U.S. Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) Neither the Borrower nor any of the U.S. Guarantors nor any of the Foreign Subsidiaries is, to the best of the knowledge of the Borrower, the U.S. Guarantors or the Foreign Subsidiaries, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower the U.S. Guarantors and the Foreign Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force, are maintained with financially sound and reputable insurers and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower, the U.S. Guarantors and the Foreign Subsidiaries.

         SECTION 3.09 THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed, modified or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated, reversed, modified or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10 USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Debtors and for working capital purposes of the Non-Debtor Guarantors in an amount not to exceed $5,000,000 in the aggregate at any time outstanding.

         SECTION 3.11 LITIGATION. Except for the commencement of the Cases and the filing and prosecution of claims therein, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or its Subsidiaries, threatened against or affecting the Borrower or its Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to have a Material Adverse Effect.

         SECTION 3.12 LABOR CONTROVERSIES. There are no labor controversies pending or threatened against any of the Debtors that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.13 ERISA. Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA and the Code and any other applicable law, rule or regulation, and no event or condition has occurred as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section
5.05 regarding ERISA matters, and no termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen. The present value of all benefits accrued under each Single Employer Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date exceed the value of the assets of each such Plan. Neither the Borrower nor any ERISA Affiliate is, or has been, a party to nor subject to any Multiemployer Plan.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

                           (i) a copy of such entity's certificate of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                           (ii) a certificate of such Secretary of State, dated
                  as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or similar organizational documents of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement or any of the other Loan Documents or any other document delivered by that entity in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Pre-Petition Lenders, upon an application or motion of the Borrower and the other Debtors reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Pre-Petition Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Agent, (iii) shall approve the payment by the Borrower of all of the Fees, (iv) shall be in full force and effect, (v) shall have authorized as adequate protection for and to the extent of any diminution in value of the Pre-Petition Lenders' interest in the Pre-Petition Collateral after the Filing Date (A) monthly payments in an amount equal to all interest, letter of credit fees and other fees and payments (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates (including LIBOR pricing options) provided for pursuant to the Pre-Petition Agreement and existing hedge agreements entered into in connection with the Pre-Petition Obligations (the payments described in this clause to be without prejudice to the rights of any Pre-Petition Lender to assert a claim in the Cases for the payment of additional interest calculated at any other applicable rates of interest, or on any other basis, set forth in the Pre-Petition Agreement), (B) a superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code having a priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the code, junior only to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Lenders in respect of the Loans (and the Carve-Out); (C) the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of external counsel and third-party consultants, including financial consultants, and auditors) incurred by the Pre-Petition Agent and the Pre-Petition Lenders, to the extent provided in the Pre-Petition Agreement, (including any unpaid pre-petition fees and expenses) and (D) the payment to the Pre-Petition Lenders of the first $10,000,000 of Net Cash Proceeds of sale or sales occurring on or after the Filing Date, outside the ordinary course of business, of assets in existence on the Filing Date to be applied in permanent repayment of the principal amount due and owing under the Pre-Petition Agreement in the order set forth therein, provided that to the extent that any such Net Cash Proceeds constitute proceeds of sale of any property, assets or stock of a Non-Debtor Guarantor, such Net Cash Proceeds shall be applied first, in accordance with Section 2.13(d) hereof to repay Borrowings under the Agreement loaned or otherwise paid over by the Borrower or other Debtor to such Non-Debtor Guarantor and cash collateralize Letters of Credit issued under the Agreement in support of the obligations and operations of such Non-Debtor Guarantor, second, to repay the Pre-Petition Obligations as provided above, and third, to make mandatory prepayments to the extent required under Section

2.13(d) hereof (clauses (A), (B), (C) and (D) being collectively referred to herein as the "Adequate Protection Obligations") and (vi) shall not have been amended, stayed, vacated, reversed, modified or rescinded in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (c) Adequate Protection Obligations. The Adequate Protection Obligations shall be secured by a lien on the assets of the Debtors encumbered in favor of the Agent as set forth in Section 2.23 hereof and in the other Loan Documents, which adequate protection lien shall have a priority immediately junior to (x) the priming and other liens to be granted in favor of the Agent in respect of the Loans and (y) the Carve-Out. No other claim having a priority superior to or pari passu with those granted by the Interim Order (i) to the Agent and the Lenders and (ii) to the Pre-Petition Agent and the Pre-Petition Lenders, respectively, shall be granted while any portion of the Loans (or refinancing thereof) or the commitment hereunder remains outstanding or any Adequate Protection Obligations remain outstanding.

                  (d) Agreement. The Borrower and each of the U.S. Guarantors shall have duly executed and delivered to the Agent an originally executed copy of this Agreement.

                  (e) Security and Pledge Agreement. The Borrower and each of the U.S. Guarantors shall have duly executed and delivered to the Agent an originally executed copy of a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

                  (f) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent in all respects.

                  (g) Opinion of Counsel. The Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, addressed to the Agent and the Lenders, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs.

                  (h) Payment of Fees. The Borrower shall have paid to the Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees.

                  (i) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the U.S. Guarantors, the Foreign Subsidiaries, the Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Required Lenders in all respects, and the Agent and the Lenders shall have received all information (financial or otherwise) and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent, or its counsel may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (j) Information. The Agent and each Lender shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or such Lender.

                  (k) Compliance with Environmental Laws. The Borrower and its Subsidiaries shall have granted the Agent and each Lender access to and the right to inspect all reports, audits and other material internal information of the Borrower and its Subsidiaries relating to environmental matters, and any existing third party verification of certain matters relating to compliance with Environmental Laws requested by the Agent or any Lender, and the Agent and the Required Lenders shall be reasonably satisfied that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and be satisfied with the costs of maintaining such compliance.

                  (l) UCC Searches; Lien Reports. The Agent shall have received the results of UCC-1 (or similar) searches conducted in each of the jurisdictions in which the Borrower and the U.S. Guarantors were formed or conduct business, satisfactory to the Agent (dated as of a recent date reasonably satisfactory to the Agent), reflecting the absence of liens and encumbrances on the assets of the Borrower and the U.S. Guarantors other than liens granted pursuant to the Pre-Petition Agreement and such other liens as may be satisfactory to the Agent.

                  (m) Evidence of Insurance. The Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.03 is in full force and effect and that the Agent on behalf of the Lenders has been named as additional insured and/or loss payee thereunder to the extent required under
Section 5.03.

                  (n) Closing Documents. The Agent shall have received all documents required by the Agent reasonably satisfactory in form and substance to the Agent, including (without limitation) any documents deemed necessary or desirable to perfect the Liens granted pursuant to this Agreement.

         SECTION 4.02 CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to each of the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by
Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case all such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order, or the Final Order, as the case may be, shall be in full force and effect and shall not have been amended, stayed, vacated, reversed, modified or rescinded in any respect without the prior written consent of the Agent and the Required Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrower shall have paid to the Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees and expenses then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (f) Borrowing Base Certificate. The Agent and the Lenders shall have received the timely delivery of the most recent Borrowing Base Certificate required to be delivered hereunder, which Borrowing Base Certificate shall (i) include supporting schedules as required by the Agent, and (ii) be satisfactory in form to the Agent and the Super-Majority Lenders in all respects.

                  (g) Other Conditions. The Agent shall have received all documents required by the Agent reasonably satisfactory in form and substance to the Agent, including, without limitation, any documents deemed necessary or desirable to perfect the Liens granted pursuant to this Agreement.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Debtors agree that, unless the Required Lenders shall otherwise consent in writing, the Debtors will, and the Borrower will cause each of its Subsidiaries to:

         SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Deliver to the Agent and each of the Lenders:

                  (a) within 90 days after the end of each fiscal year of the Borrower, the Borrower's and its Subsidiaries' consolidated and consolidating balance sheet and related statement of income and related consolidated statements of cash flows, showing the financial condition of the Borrower and its Subsidiaries' on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by Ernst & Young, LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, the Borrower's and its Subsidiaries' consolidated and consolidating balance sheets and related statements of income and related consolidated statements of cash flows, showing the financial condition of the Borrower and its Subsidiaries' on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer
(A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05, 6.10 and 6.13 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) as soon as available, but no more than 30 days after the end of each month, (i) the unaudited consolidated and consolidating balance sheets and related statements of income and (ii) the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis in each case for such month and the then elapsed portion of the current fiscal year each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments;

                  (e) concurrently with the delivery of the monthly financial statements under (d) above for the month of November 2001, a balance sheet setting forth the Debtors' financial condition as of the end of November 2001;

                  (f) concurrently with any delivery of financial statements under (b) above, quarterly financial projections for the following six month fiscal period in a form satisfactory to the Agent;

                  (g) no later than the tenth (10th) Business Day of each month,
(i) a statement of total cash receipts and total cash disbursements on a country by country basis for the prior month and; (ii) cash flow projections for the following 13 weeks, each in a form satisfactory to the Agent;

                  (h) furnish to the Agent as soon as available and in any event
(i) within ten (10) Business Days after the end of each calendar month a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such calendar month, each such certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request;

                  (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange

Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (j) promptly and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 15 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (k) promptly and in any event within 15 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (l) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (m) within 10 days after notice is given to, or required to be given to and not waived by, the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (n) notify the Agent of any existing or threatened strike, slowdown, work stoppage or other material labor disruption by any of the employees of any of the Debtors the occurrence of which is reasonably likely to have a Material Adverse Effect;

                  (o) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,
(B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

                  (p) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Guarantors, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request;

                  (q) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Debtors to any official committee appointed in any of the Cases; and

                  (r) on or before December 31, 2001, deliver to the Agent a detailed business plan for the Borrower and its Subsidiaries for calendar year 2002, in form and substance satisfactory to the Agent and the Required Lenders.

         SECTION 5.02 CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.03 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law. Each such policy of insurance shall (x) name the Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear, and (y) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Agent, that names the Agent for the benefit of the Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to the Agent of any modification or cancellation of such policy.

         SECTION 5.04 OBLIGATIONS AND TAXES. Pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and any such Guarantor, as the case may be, shall have set aside on their books adequate reserves therefor).

         SECTION 5.05 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

         SECTION 5.06 ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and its Guarantors; and provide the Agent, any Lender and their respective representatives access to all such books and records during regular business hours, in order that the Agent or such Lender may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent, any Lender and any of their respective agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors, to confer with officers and representatives of the

Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral pledged to the Agent for the benefit of the Lenders.

         SECTION 5.07 MAINTENANCE OF FINANCIAL STATEMENTS. Keep or cause to be kept financial statements in accordance with GAAP.

         SECTION 5.08 MAINTENANCE OF CASH MANAGEMENT SYSTEM. The Debtors shall maintain the existing account or accounts at Bank One, N.A., or shall establish an account or accounts at such other financial institution as may be acceptable to the Agent, to be used by the Debtors as their principal concentration accounts for day-to-day operations by the Debtors.

         SECTION 5.09 AUDITS. At any time upon the request of the Agent or the Required Lenders through the Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses incurred in connection therewith.

SECTION 6. NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back Letters of Credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Debtors will not (and none of them shall apply to the Bankruptcy Court for authority to) and the Borrower will cause each of its Subsidiaries not to:

         SECTION 6.01 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or any Guarantor now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens granted pursuant to the Pre-Petition Agreement and such other Liens which were existing on November 19, 2001 as reflected on Schedule 3.06 hereto; (ii) Liens in favor of the Pre-Petition Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, provided that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Lenders; (v) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 6.03(ii) or Section 6.03(vii); and (vi) Liens securing purchase money Indebtedness permitted under Section 6.03(iii).

         SECTION 6.02 MERGER, ETC. Consolidate or merge with or into another Person; provided that (i) any Debtor (other than the Borrower) may merge with or into any other Debtor, (ii) Philippine Welding Equipment, Inc. may merge with and into Comweld Malaysia SDN BHD and (iii) Thermadyne do Brasil S.C. LTDA may merge with and into Thermadyne Victor S.C. LTDA.

         SECTION 6.03 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens (exclusive of Capitalized Leases) in an aggregate amount not to exceed $2,000,000 at any time, but only to the extent such Indebtedness is permitted by Section 6.04; (iv) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (v) Indebtedness owed to Bank One, N.A. or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vi) Indebtedness guaranteed and secured by a Foreign Guaranty and Security Agreement; (vii) Indebtedness of the Foreign Subsidiaries incurred subsequent to the Filing Date in aggregate amount not to exceed $5,000,000;
(viii) renewals or extensions of existing Capitalized Leases in an aggregate amount not in excess of the amount of the existing Capitalized Leases; and (ix) new Capitalized Leases in an aggregate amount not in excess of $5,000,000.

         SECTION 6.04 CAPITAL EXPENDITURES. Permit cumulative Capital Expenditures from the date hereof through any of the dates set forth below to exceed the respective amounts set forth opposite such date:

                                               Cumulative
                Date                           Capital Expenditures
                ----                           --------------------
                December 31, 2001                         3,200,000

                January 31, 2002                          4,600,000

                February 28, 2002                         6,200,000

                March 31, 2002                            8,000,000

                April 30, 2002                           10,000,000

                May 31, 2002                             11,400,000

                June 30, 2002                            12,800,000

                July 31, 2002                            13,900,000

                August 31, 2002                          15,300,000

                September 30, 2002                       16,300,000

                October 31, 2002                         17,500,000

                November 30, 2002                        18,000,000

         SECTION 6.05 EBITDA. Permit cumulative consolidated EBITDA for each twelve month calendar period ending on any of the dates set forth below to be less than the correlative amounts set forth below:

                  Period Ending                               EBITDA
                  -------------                               ------
                December 31, 2001                          40,800,000

                January 31, 2002                           38,700,000

                February 28, 2002                          36,100,000

                March 31, 2002                             32,700,000

                April 30, 2002                             32,800,000

                May 31, 2002                               33,400,000

                June 30, 2002                              32,900,000

                July 31, 2002                              34,400,000

                August 31, 2002                            34,400,000

                September 30, 2002                         37,500,000

                October 31, 2002                           38,100,000

                November 30, 2002                          38,700,000


         SECTION 6.06 GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.07 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out.

         SECTION 6.08 DIVIDENDS; CAPITAL STOCK. Make any distribution of any kind, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock or other equity instruments (or any options, warrants, rights or other equity securities or agreements relating to any such equity instruments), or set apart any sum for the aforesaid purposes, provided that (i) any of the Guarantors may pay dividends or distributions to the Borrower and (ii) the Borrower may make distributions to Parent, the proceeds of which shall be applied by Parent directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its capital stock and similar costs and expenses, in an aggregate amount not in excess of $3,000,000, and in an amount not in excess of $500,000 for any single item or expense, and

(iii) the Borrower may make distributions to Parent, the proceeds of which will be used by Parent solely to pay taxes as part of a consolidated, combined or unitary group.

         SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted, hereunder, sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the U.S. Guarantors, except for the Parent), other than in the ordinary course of business in good faith, consistent with past practices at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.10 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other equity or debt securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person, including without limitation, any investments between or among a Debtor and any one or more Foreign Subsidiaries, (all of the foregoing, "Investments"), except for (i) ownership by the Parent, the Borrower or the Foreign Subsidiaries of the capital stock or membership interest, as the case may be, of each of the Subsidiaries listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances, loans and Investments among the Debtors and the Foreign Subsidiaries that are in existence prior to the Filing Date and are not subsequently increased, (iv) advances, loans or Investments by any Debtor to or in any Debtor or Foreign Subsidiary made or incurred on or after the Filing Date that are (1) in the ordinary course of business and consistent with past business practices, (2) directly related to the purchase and sale of goods or inventory, and (3) documented pursuant to invoices, promissory notes or other documentation evidencing the repayment or reimbursement obligations owing to the Borrower or such other Debtor and requiring repayment or reimbursement thereof on terms consistent with the Borrower's standard terms for each jurisdiction as set forth on Schedule 6.10 hereto, (v) loans by the Borrower to the Parent, the proceeds of which shall be used by the Parent solely to pay taxes as part of a consolidated, combined or unitary group and (vi) advances, loans and Investments by any Debtor to or in any Foreign Subsidiary; provided that no such loans, advances or Investments may be made by any Debtor to or in any Foreign Subsidiary pursuant to this clause
(vi) either (x) until such time as (a) the Agent shall have received a Foreign Guaranty and Security Agreement from such Foreign Subsidiary, pursuant to which such Foreign Subsidiary shall guarantee the obligations of such Debtor under the Loan Documents up to the sum of the intercompany loans, advances or Investments received from such Debtor plus the stated amount of all Letters of Credit issued to support the operations of such Foreign Subsidiary, and (b) such Debtor shall have received a Grid Note, a Reimbursement Agreement and any other documents or instruments reasonably deemed necessary by the Agent from such Foreign Subsidiary, all of which notes, documents or instruments shall be endorsed in favor of the Agent for the ratable benefit of the Lenders, or (y) unless, consistent with the customary practices of the Borrower and its Subsidiaries, any and all funds available from Subsidiaries that are not Guarantors shall first have been made available to such Foreign Subsidiary to support the funding needs of such Foreign Subsidiary. The sum of (A) all advances, loans and Investments by the Debtors to or in the Foreign Subsidiaries (other than advances, loans or Investments of the type set forth in clauses (iii) and (iv) of the preceding sentence) plus (B) all Letters of Credit issued hereunder in support of the obligations of the Foreign Subsidiaries to their respective creditors, shall not exceed $5,000,000 in the aggregate at any one time outstanding.

         SECTION 6.11 DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any of its Subsidiaries) except for (i) sales of the assets identified in Schedule 6.11,
(ii) sales of inventory, fixtures and equipment in the ordinary course of business, (iii) sales of obsolete or worn-out inventory or equipment and (iv) sales of surplus equipment no longer used in production.

         SECTION 6.12 NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

         SECTION 6.13 LOCATION OF ASSETS. Store, keep or otherwise maintain in any foreign jurisdiction, including without limitation, Mexico any (i) Inventory of any one or more Debtors having an aggregate value in excess of $7,200,000 and
(ii) other property or assets of any one or more Debtors having an aggregate value in excess of $5,100,000.

SECTION 7. EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Agent or the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

                  (d) the Borrower shall fail to deliver a certified Borrowing Base Certificate in accordance with Section 5.09 when due and such default shall continue unremedied for more than three (3) Business Days; or

                  (e) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

                  (f) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

                  (g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $250,000 in the aggregate; or

                  (h) a Change of Control shall occur; or

                  (i) any material provision of any Loan Document, the Interim Order of the Final Order shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying any of the Orders or terminating the use of Cash Collateral by the Borrower or the Guarantors pursuant to the Orders; or

                  (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 (which is not paid, or fully covered by a reputable and solvent insurance company, subject to applicable deductibles or self-insured retentions in such insurance coverage) shall be rendered against the Borrower or any Guarantor and the enforcement thereof shall not have been stayed; or

                  (l) any non-monetary judgment or order with respect to a post-petition event (which is not paid, or fully covered by a reputable and solvent insurance company, subject to applicable deductibles or self-insured retentions in such insurance coverage) shall be rendered against the Borrower or any Guarantor which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) any strike, slowdown, work stoppage or other material labor disruption by any of the employees of the Debtors shall have occurred and be continuing for three (3) consecutive business days, or five (5) days in the aggregate for all such events; or

                  (n) except as permitted by the Orders, any Debtor shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court that are (i) not in excess of $7,486,495 in respect of certain critical vendors and service providers, (ii) (A) in respect of accrued payroll and related expenses as of the commencement of the Cases or as agreed to by the Agent or (B) in respect of sales and use tax and shipping charges and customs duties in amounts and for purposes reasonably satisfactory to the Agent or (iii) existing Capitalized Leases permitted under the Agreement; or

                  (o) a Reorganization Plan shall be filed with respect to the estate of the Borrower or any Debtor, which does not contain, or is materially inconsistent with, any of the terms and conditions set forth in the Plan Term Sheet; or

                  (p) the Debtors shall have failed to file a Reorganization Plan and disclosure statement in form and substance satisfactory to the Requisite Pre-Petition Lenders and to the Required Lenders within sixty (60) days after the filing of the Cases; or

                  (q) a hearing for the approval of a disclosure statement in form and substance satisfactory to the Requisite Pre-Petition Lenders and to the Required Lenders, shall not have been scheduled by the Bankruptcy Court within one hundred twenty (120) days after the filing of the Cases; or

                  (r) a disclosure statement in form and substance satisfactory to the Requisite Pre-Petition Lenders and to the Required Lenders, shall not have been approved by the Bankruptcy Court within forty-five (45) days after the hearing regarding the disclosure statement and in any event within one hundred fifty (150) days after the filing of the Cases; or

                  (s) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $1,000,000; or

                  (t) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $1,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (u) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $1,000,000; or

                  (v) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date or to pay interest, if any, with respect to accrued benefit liabilities as of the Filing Date that the Borrower and such ERISA Affiliates are prohibited by law to pay) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

                  (w) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws the payment of which will have a Material Adverse Effect and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the

Eastern District of Missouri), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the Eastern District of Missouri) with five (5) days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to deposit immediately in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the Letters of Credit Outstandings or to cause to be issued back-to-back letters of credit having a face amount equal to 105% of the Letters of Credit Outstandings, each in form and substance and issued by an issuer satisfactory to the Agent and the Fronting Bank (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent or to cause to be issued such back to back letters of credit, the Agent shall be authorized to debit immediately the accounts of the Borrower and the Guarantors maintained with the Agent in such amount); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent or any Lender and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) take any other action or exercise any and all remedies (including, without limitation, with respect to the Liens granted in favor of the Agent and the Lenders) permitted under the Loan Documents and under applicable law available to the Agent and the Lenders.

SECTION 8. THE AGENT

         SECTION 8.01 ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.02 ADVANCES AND PAYMENTS.

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

         SECTION 8.03 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of
Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.04 AGREEMENT OF REQUIRED LENDERS/SUPER-MAJORITY LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders or the Super-Majority Lenders, as the case may be, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders or the Super-Majority Lenders, as applicable, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05 LIABILITY OF AGENT.

                  (a) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Lender or by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents or in connection therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by the Agent to be genuine or correct and to have been signed or sent by a person or persons believed by the Agent to be the proper person or persons, and the Agent shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by the Agent.

         SECTION 8.06 REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07 RIGHTS OF AGENT. It is understood and agreed that ABN AMRO shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any of the Guarantors, as though it were not the Agent of the Lenders under this Agreement.

         SECTION 8.08 INDEPENDENT LENDERS. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.09 NOTICE OF TRANSFER. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Agent.

         SECTION 8.10 SUCCESSOR AGENT. The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9. GUARANTY

         SECTION 9.01 GUARANTY.

                  (a) Each of the U.S. Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the U.S. Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the U.S. Guarantors shall be joint and several.

                  (b) Each of the U.S. Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other U.S. Guarantor, and also waives notice of protest for nonpayment. The Obligations of the U.S. Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other U.S. Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Lender to exercise any right or remedy against any other U.S. Guarantor; or (vi) the release or substitution of any U.S. Guarantor or any other U.S. Guarantor.

                  (c) Each of the U.S. Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Lender in favor of the Borrower or any other U.S. Guarantor, or to any other Person.

                  (d) Each of the U.S. Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other U.S. Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (e) Each U.S. Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any U.S. Guarantor in respect of the management and maintenance of the Obligations.

                  (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the U.S. Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

                  (g) Each U.S. Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Obligations are being incurred for and will inure to its benefit.

                  (h) In the event that all or any portion of the Obligations is paid by the Borrower, the obligations of each U.S. Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations.

                  (i) Each U.S. Guarantor, and each guarantor under other guaranties (including without limitation the Foreign Guaranty and Security Agreements) relating to the Credit Agreement (the "Related Guaranty") that contain a contribution provision similar to that set forth in this Section 9.01(i), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Agreement and the Related Guaranty. Accordingly, in the event any payment or distribution is made on any date by a U.S. Guarantor under this Agreement or a guarantor under a Related Guaranty, each such U.S. Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Obligations paid to the Agent on behalf of the Lenders.

         SECTION 9.02 NO IMPAIRMENT OF GUARANTY. The obligations of the U.S. Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the U.S. Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement, or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the U.S. Guarantors or would otherwise operate as a discharge of the U.S. Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.03 SUBROGATION WITH RESPECT TO GUARANTY. Upon payment by any U.S. Guarantor, of any sums to the Agent or a Lender hereunder, all rights of such U.S. Guarantor against the Borrower, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such U.S. Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Lenders, and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

         SECTION 10.01 NOTICES.

                  (a) Notices and other communications provided for herein shall be in writing and shall be mailed, transmitted, or delivered to the Borrower or any Guarantor at Thermadyne Mfg. LLC, 101 South Hanley Road, St. Louis, Missouri 63105, facsimile (314) 746-2374, Attention: Chief Financial Officer and to a Lender or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the third Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (ii) on the Business Day immediately after the date when sent by nationally-recognized overnight courier; or (iii) when receipt is acknowledged, if by facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices with respect to change of address and pursuant to
Section 2 shall be effective only when received by the Agent.

                  (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed hard copies and shall be binding on all Debtors, the Agent and the Lenders. The Agent may also require that any such documents and signatures be confirmed by a manually-signed hard copy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by the Agent, the Lenders and the Debtors. No other legally-binding and/or time-sensitive communication or request for extension of credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

         SECTION 10.02 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.03 SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders.

                  (b) Each Lender may, with the prior written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more Lenders, Affiliates of Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that (i) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $3,000,000 or such lesser amount constituting the entire remaining interest of such assigning Lender and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability); provided further, that no such processing and recordation fee shall be payable in respect of any assignments made by Lenders shown on the signature pages hereof and made prior to the entry of the Final Order. The initial assignments by the Lenders shown on the signature pages hereof (the "Initial Lenders") to lenders under the Pre-Petition Agreement shall be made ratably among the Initial Lenders until their respective minimum hold levels, as determined by each such Initial Lender, are achieved; provided that the first $5,000,000 of Commitments and the same portion of related Loans to be assigned hereunder shall be assigned by Angelo, Gordon & Co., L.P. Each assignment by a Lender of all or a portion of its Commitment and the same portion of related Loans shall constitute a simultaneous assignment of an equal amount of such Lender's commitment under the Exit Facility as defined and described in Exhibit B to the Commitment Letter. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (f) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 10.03, disclose to the assignee or proposed assignee, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or proposed assignee shall agree in writing to be bound by the provisions of
Section 10.04.

                  (g) Each assignment hereunder by any Lender shall simultaneously assign a like amount of such assigning Lender's commitment under the Commitment Letter in respect of the Exit Facility (as such term is defined in the Commitment Letter).

         SECTION 10.04 CONFIDENTIALITY. Each Lender agrees to keep any information delivered or made available by the Borrower or any Guarantor to it confidential from anyone other than persons employed or retained by such Lender; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement,
(v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, (viii) to any actual or proposed assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f) and, (ix) with the prior written consent of the Borrower, (x) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates, and (ix) to the extent required by applicable laws or regulations or by an subpoena or similar legal process. Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

         SECTION 10.05 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the U.S. Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, special counsel for the Agent, FTI Policano & Manzo, financial advisor to special counsel for the Agent, any other counsel that the Agent shall retain and any third-party appraisers, consultants and auditors advising the Agent and the Lenders) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, (x) the Borrower and the Guarantors agree to reimburse the Agent for the expenses set forth in the Commitment Letter and (y) the Borrower shall also pay all reasonable out-of-pocket costs and expenses of the Lenders (including, without limitation, reasonable fees and disbursements of internal or external counsel) in connection with (i) the negotiation, preparation and execution the Commitment Letter and all exhibits thereto and all documentation (including, without limitation, the Loan Documents) executed on or before the Closing Date in connection with the consummation of the transactions contemplated hereunder and (ii) the enforcement of any rights and remedies. The obligations of the Borrower and the U.S. Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.06 INDEMNITY. The Borrower and each of the U.S. Guarantors agree to indemnify and hold harmless the Agent and the Lenders and their directors, officers, employees, attorneys, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the U.S. Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 10.08 NO WAIVER. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09 EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 AMENDMENTS, ETC.

                  (a) No modification, amendment, termination or waiver of any provision of this Agreement, the Security and Pledge Agreement or any of the Foreign Guaranty and Security Agreements, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, reduce any Fees payable hereunder, extend any date for the payment of interest or fees hereunder, extend any date of any mandatory prepayment hereunder, extend the final maturity of the Borrower's obligations hereunder, release any Guarantor from its obligations under the Loan Documents, or release all or substantially all of the Collateral; and, provided, further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this
Section 10.10 or the definition of Required Lenders, (iii) amend, modify or waive Section 7.01(o) or (iv) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Lender in the capacity referred to in Section 6.03(v) without its prior written consent. No amendment or modification to or waiver of, (i) the terms and provisions of the Borrowing Base, (ii) the definition thereof, (iii) the definition of any defined terms used in the definition thereof or (iv) any other conditions, criteria or standards related thereto shall be effective without the prior written consent of the Super-Majority Lenders. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-Majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-Majority Lenders, the Borrower and the Super-Majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Banks") to provide for (w) the termination of the Commitment of each of the Minority Banks,
(x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Super-Majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-Majority Lenders" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment. Notwithstanding anything to the contrary set forth herein, if a Lender, or any one or more affiliated Lenders or Lenders having the same investment advisor or manager, shall hold, or collectively hold, sufficient Commitments to constitute "Supermajority Lenders", then such Lender (or affiliated Lenders or Lenders having the same investment advisor or manager) shall not constitute "Supermajority Lenders" without the affirmative vote or consent of at least one other Lender which is both unaffiliated and does not have the same investment advisor or manager.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower or any of the Guarantors and which is therefore unable or unwilling to vote with respect to an issue arising under this Agreement will agree to vote and will be deemed to have voted its Commitment under this Agreement pro rata in accordance with the percentage of the Commitments voted in favor of, and the percentage of the Commitments voted against, any such issue under this Agreement.

         SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to in Section 2.19).

         SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent or any Lender, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.



                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                         BORROWER:

                                         THERMADYNE MFG. LLC


                                         By:
                                            -----------------------------------
                                            Title:


                                         U.S. GUARANTORS:

                                         THERMADYNE HOLDINGS CORPORATION


                                         By:
                                            -----------------------------------
                                            Title:


                                         THERMADYNE CAPITAL CORP.


                                         By:
                                            -----------------------------------
                                            Title:


                                         THERMADYNE INDUSTRIES, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         VICTOR EQUIPMENT COMPANY


                                         By:
                                            -----------------------------------
                                            Title:


                                         THERMADYNE INTERNATIONAL CORP.


                                         By:
                                            -----------------------------------
                                            Title:

                                         THERMADYNE CYLINDER CO.


                                         By:
                                            -----------------------------------
                                            Title:


                                         THERMAL DYNAMICS CORPORATION


                                         By:
                                            -----------------------------------
                                            Title:


                                         C&G SYSTEMS HOLDING, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         MECO HOLDING COMPANY


                                         By:
                                            -----------------------------------
                                            Title:


                                         TWECO PRODUCTS, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         TAG REALTY, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         VICTOR-COYNE INTERNATIONAL, INC.


                                         By:
                                            -----------------------------------
                                            Title:

                                         VICTOR GAS SYSTEMS, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         STOODY COMPANY


                                         By:
                                            -----------------------------------
                                            Title:


                                         THERMAL ARC, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         C&G SYSTEMS, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         MARISON CYLINDER COMPANY


                                         By:
                                            -----------------------------------
                                            Title:


                                         WICHITA WAREHOUSE CORPORATION


                                         By:
                                            -----------------------------------
                                            Title:


                                         COYNE NATURAL GAS SYSTEM, INC.


                                         By:
                                            -----------------------------------
                                            Title:

                                         MODERN ENGINEERING COMPANY, INC.


                                         By:
                                            -----------------------------------
                                            Title:


                                         AGENT:

                                         ABN AMRO BANK N.V.
                                            AS AGENT AND AS LENDER


                                         By:
                                            -----------------------------------
                                            Title:

                                         SILVER OAK CAPITAL, LLC,
                                         AS AGENT FOR FUNDS AND  ACCOUNTS
                                         MANAGED BY ANGELO, GORDON & CO.,
                                         L.P., AS LENDER


                                         By:
                                            -----------------------------------
                                            Title:

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, AS LENDER


                                         By:
                                            -----------------------------------
                                            Title:

                                         THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED, AS LENDER


                                         By:
                                            -----------------------------------
                                            Title:

                                         AG CAPITAL FUNDING PARTNERS, L.P.,
                                         AS LENDER

                                         BY:  ANGELO, GORDON & CO., L.P.,
                                              ITS INVESTMENT ADVISOR

                                         By:
                                            -----------------------------------
                                            Title:

                                     ANNEX A

                                       TO

                     REVOLVING CREDIT AND GUARANTY AGREEMENT



                          Dated as of November 26, 2001




BANK                                                      COMMITMENT AMOUNT                COMMITMENT PERCENTAGE
----                                                      -----------------                ---------------------
ABN AMRO Bank N.V.                                           $10,000,000                       16.666666666%
10 East 53rd Street, 37th Floor
New York, New York 10022
Fax:  212-891-0650
Attn:  William Fitzgerald

AG CAPITAL FUNDING PARTNERS, L.P.                            $ 3,330,000                        5.550000000%
245 Park Avenue, 26th Floor
New York, New York 10167
Fax: 212-867-1388
Attn: Brad Pattelli

                                                             $26,670,000                       44.450000000%
SILVER  OAK  CAPITAL,  LLC,  as agent
for funds and accounts managed by
Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Fax: 212-867-1388
Attn: Brad Pattelli

THE INDUSTRIAL BANK OF JAPAN, LIMITED                        $10,000,000                       16.666666667%
1251 Avenue of the Americas
New York, New York  10020
Fax: 212-282-4490
Attn: Noel Purcell

GENERAL ELECTRIC CAPITAL CORPORATION                         $10,000,000                       16.666666667%
60 Long Ridge Road
Stamford, Connecticut  06927
Fax: 203-316-7978
Attn: Gregory Hong



TOTAL                                                        $60,000,000                                100%
                                                                                               ------------

                                   SCHEDULE 1



                              FOREIGN SUBSIDIARIES





Name

Arcair Stoody Europe SA

BBM Srl

Canadian Cylinder Co. Ltd.

Comet Property Holdings, Inc.

Comweld Group Pty. Ltd.

Comweld Malaysia SDN BHD

Comweld (Philippines) Inc.

Duxtech Pty. Ltd.

Genset SpA

Maxweld & Braze (Pty) Ltd.

Metalservice SA

Ocim Srl

Palco Trading Company

Philippine Welding Equipment, Inc.

PT Comweld Indonesia

PT Thermadyne Utama Indonesia

Quetack Pty. Ltd.

Quetala Pty. Ltd.

Quetala Unit Trust

Soltec SA

Tec. Mo. Control Srl

Tec. Mo. Cut Srl

Tecmo Srl

Thermadyne Asia/Pacific Pte. Ltd.

Thermadyne Asia SDN BHD

Thermadyne Australia Pty. Ltd.

Thermadyne Brazil Holdings, Ltd.

Thermadyne Chile Holdings, Ltd.

Thermadyne do Brasil Ltda.

Thermadyne de Mexico S.A. de C.V.

Thermadyne Foreign Sales Corporation

Thermadyne Hong Kong Limited

Thermadyne Industries Limited

Thermadyne Italia Srl

Thermadyne Japan, K.K.

Thermadyne Korea, Ltd.

Thermadyne South Africa (Pty) Ltd.

Thermadyne South America Holdings, Ltd.

Thermadyne Thailand Co. Ltd.

Thermadyne Victor Ltda.

Thermadyne Welding Products Canada Limited

Thermal Arc Philippines, Inc.

Tweco de Mexico, S.A. de C.V.

Victor de Mexico, S.A. de S.A. de C.V.

                                                              Exhibit A-1 to the

                                                            Revolving Credit and

                                                              Guaranty Agreement

                              FORM OF INTERIM ORDER

                                                              Exhibit A-2 to the

                                                            Revolving Credit and

                                                              Guaranty Agreement

                               FORM OF FINAL ORDER

             [TO BE SUBSTANTIALLY IN THE FORM OF THE INTERIM ORDER]

                                                                Exhibit B to the

                                                            Revolving Credit and

                                                              Guaranty Agreement

                              FORM OF SECURITY AND
                                PLEDGE AGREEMENT
                                                                Exhibit C to the

                                                            Revolving Credit and

                                                              Guaranty Agreement


                        FORM OF ASSIGNMENT AND ACCEPTANCE
                                  SCHEDULE 1.1

                               EXISTING AGREEMENTS


                        [TO BE SATISFACTORY TO THE AGENT]
                                  SCHEDULE 3.05

                                  SUBSIDIARIES


                        [TO BE SATISFACTORY TO THE AGENT]
                                  SCHEDULE 3.06

                                      LIENS


                        [TO BE SATISFACTORY TO THE AGENT]
                                  SCHEDULE 3.07

                        [TO BE SATISFACTORY TO THE AGENT]
                                  SCHEDULE 3.11

                                   LITIGATION


                        [TO BE SATISFACTORY TO THE AGENT]



                                  SCHEDULE 6.10

                          PAYMENT TERMS BY JURISDICTION


                        [TO BE SATISFACTORY TO THE AGENT]



                                  SCHEDULE 6.11

                           ASSETS PERMITTED TO BE SOLD


           [TO BE SATISFACTORY TO THE AGENT AND THE REQUIRED LENDERS]